UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Helios and Matheson Analytics Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HELIOS AND MATHESON ANALYTICS INC.
Empire State Building 350 Fifth Avenue
New York, New York 10118

Supplement to the Proxy Statement

for the Special Meeting of Stockholders

to be held on July 23, 2018

This Supplement, dated July 13, 2018, amends and supplements the definitive proxy statement of Helios and Matheson Analytics Inc. (the “Company”), dated July 5, 2018 (the “proxy statement”), and is furnished to the holders of shares of the Company’s common stock and Series A Preferred Stock in connection with the solicitation of proxies on behalf of the board of directors of the Company for the Company’s Special Meeting of Stockholders to be held on Monday, July 23, 2018 (the “Special Meeting”), or any adjournment or postponement thereof.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT
SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement, which should be read in conjunction with the proxy statement, amends and supplements the disclosure in the proxy statement regarding which proposals are deemed “routine” matters eligible for discretionary voting by brokers under the rules of the New York Stock Exchange (“NYSE”). Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the proxy statement continues to apply and should be considered in voting your shares of common stock and Series A Preferred Stock.

Pursuant to the rules of the NYSE, shares of the Company’s common stock held for beneficial owners by a broker may, for certain “routine” matters, vote in the discretion of the broker if no instructions have been received from the beneficial owner prior to the date specified in the voting instructions provided by the broker. The following proposals are deemed “routine” matters under the rules of the NYSE:

●	to approve an amendment to the Company’s Certificate of Incorporation to increase the number of the Company’s authorized common stock from 500 million (500,000,000) to 5 billion (5,000,000,000) and to increase the total number of authorized shares of capital stock from 502 million (502,000,000) to 5.02 billion (5,002,000,000) (Proposal 2);

●	to approve an amendment to the Company’s Certificate of Incorporation to effect a one-time reverse stock split (the “Reverse Split Amendment”) of common stock at a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-250 shares, which ratio will be selected by the Company’s Board of Directors and set forth in a public announcement (Proposal 3); and

●	to approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes on the above proposals if sufficient votes to pass the proposals are not received in time for the Special Meeting (Proposal 4).

Proposal 1 is not deemed a “routine” matter under the rules of the NYSE and accordingly, a broker may not vote on such matter without instructions from the beneficial owner.

The proxy statement did not describe Proposal 2 and Proposal 4 as “routine” matters in the section of the proxy statement titled, “Questions and Answers Regarding the Special Meeting.” Therefore, the following questions and answers included at pages 4 and 5 of the definitive proxy statement are revised to indicate that Proposal 2, which asks you to approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 500 million to 5 billion and to increase the total number of authorized shares of capital stock from 502 million to 5.02 billion, and Proposal 4, which asks you to approve an adjournment of the Special Meeting to continue to solicit votes, are routine matters that may be voted on by brokers.

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Q: What happens if I do not cast a vote?

A: If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Special Meeting. If you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board in favor of the four proposals.

If you are a beneficial owner, your broker may vote on Proposal 2, Proposal 3, and Proposal 4 which are considered by the NYSE to be “routine” matters. However, Proposal 1 is considered by the NYSE to be “non-routine”. Therefore, if you are a beneficial owner and you do not instruct your broker how to vote with respect to Proposal 1, your broker may not exercise its right to vote on your behalf with respect to Proposal 1.

Q: How may my bank, broker or other nominee vote my shares if I fail to provide timely directions?

A: Banks, brokers and other nominees holding shares of common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions from you, your broker will have discretion to vote your shares on “routine” matters. Therefore, your broker may vote your shares on Proposal 2, Proposal 3, and Proposal 4, which are considered by the NYSE to be routine matters, in the absence of timely directions from you. However, your broker will not have the right to vote your shares on Proposal 1, which is considered by the NYSE to be a non-routine matter, in the absence of timely directions from you.

In addition, the second sentence in the first paragraph under the heading “Vote required to pass Proposal 2” on page 17 is deleted in its entirety and replaced with the following sentences: “Abstentions will have the effect of a vote against Proposal 2. As this proposal is a “routine” matter, we do not expect any broker non-votes. If you are a beneficial owner, your broker may vote on Proposal 2.”

The second paragraph under the heading “Vote required to pass the Adjournment Proposal” on page 24 is deleted in its entirety and replaced with the following sentences: “Abstentions will have the effect of a vote against Proposal 4. As this proposal is a “routine” matter, we do not expect any broker non-votes. If you are a beneficial owner, your broker may vote on Proposal 4.”

If you are a beneficial owner and you have not instructed your broker how to vote with respect to any of the proposals, your broker may exercise its right to vote on your behalf with respect to Proposal 2, Proposal 3, and Proposal 4. If you do not want your broker to exercise its right to vote on your behalf with respect to Proposal 2, Proposal 3 or Proposal 4, please contact your broker to submit voting instructions to your broker.

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